UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2025

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53601	87-0496850
(State or another jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Beachland Blvd., Suite 1377 Vero Beach, Florida 32963
(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Conversion of FY2024 Bridge Notes into Series A Preferred Stock

During FY2024 the Company created a new Series A Amortizing Convertible Preferred Stock (the “Series A Shares” or “Series A Preferred Stock”) whose stated value is $25 per share.  Effective December 31, 2024, the Company has entered into Obligation Exchange Agreements pursuant to which it has converted $580,132, including principal and interest, of its 2024 Bridge Notes into shares of its Series A Preferred Stock, which resulted in the issuance of 23.205 shares of Series A Preferred Stock to three (3) institutional investors. A copy of the Form of Obligation Exchange Agreement for 2024 Bridge Note is included as Exhibit 10.1 of this agreement.

The Series A Shares may be converted into shares of common stock by dividing the stated value by $4.00 (the “Conversion Price”). The Series A Shares may be converted at the option of the holder at any time, or mandatorily by the Company if certain conditions set forth in the certificate of designation (defined below and described more completely in Exhibit 3.2 to this filing) are met. As stipulated in the certificate of designation, unless converted, shares of Series A Preferred Stock will be redeemed by the Company, using common stock, or cash, 1/36th of the remaining amounts monthly beginning in January 2025. The cash redemption shall be at 105% of the original price of the Series A Preferred Stock (as adjusted) and common stock redemption shall be at a 10% discount to the average of the five lowest closing prices over a 30-trading day period.  The Company intends to accrue the redemption shares monthly and issue any shares to be used thereunder quarterly to reduce its expense. The Company has agreed to use its commercially reasonable efforts to file a registration statement to register the resale of common stock issued in exchange for its obligations and the shares which may be issued in the conversion or redemption of Series A Preferred Stock, within 120 days from the date of execution of the agreements. Further, the Company shall use its commercially reasonable efforts to cause the registration statement to be declared effective as promptly as practicable following the filing of the same. There can be no assurance that the regulatory process will be completed timely, or that the shares will ultimately become registered. Nor can there be any assurance that there will be a market for the common stock of price or volume sufficient to meet the needs of the holders for liquidity in the markets.

New Sales of Series A Preferred Shares

As of the date of this filing the Company has received $100,000 of additional funding as a result of sales of 4,000 shares of the Series A Preferred Stock. Included as Exhibit 10.2 in this agreement is the Form of Series A Preferred Stock subscription agreement used for these sales. The Company expects the underlying shares of common stock will be registered for resale.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure made under Item 1.01 above is incorporated herein by reference.  The Company completed the issuance of shares of preferred stock to  accredited investors in a transaction not involving a public offering pursuant to section 4(a)(2) of the United States Securities Act of 1933, as amended. The securities  have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Forward-Looking Statements

This Form 8-K contains forward-looking statements. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “proposed,” “intended,” or “continue” or the negative of these terms or other comparable terminology. You should read statements that contain these words carefully, because they discuss our expectations about our future events or state other “forward-looking” information. There may be events in the future that we are not able to accurately predict or control. The forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. We cannot give any guarantee that these plans, intentions, or expectations will be achieved. All forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors.

Item 9.01	Financial Statements and Exhibits.

Exhibits	Description
3.1	Certificate of Designation for Series A Amortizing Convertible Preferred Stock
10.1	Form of Obligation Exchange Agreement for 2024 Bridge Notes
10.2	Form of Series A Preferred Stock subscription agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2025	MITESCO, INC.

	By:	/s/ Mack Leath
Mack Leath
Chairman and CEO